FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. EXPANDS IN THE CHICAGO MARKET; PURCHASES FOURTH LOCATION FOR $1.8 MILLION

     CHICAGO - November 17, 2010 - In an all-cash transaction, Strategic Storage Trust, Inc. (SSTI) - a publicly-registered non-traded REIT targeting the self-storage market -announced today that it has acquired an approximately 445-unit self-storage facility for $1.8 million located within seven miles of downtown Chicago.

The site will be rebranded under the SmartStopSM Self Storage trade name.

     "The opportunity for self storage in this market is evident with this location's near-full occupancy (94%)," said H. Michael Schwartz, SSTI's chairman and CEO. "As our fourth property in Chicago, the features at this infill location add strong value to our growing brand." The property is located at 5525 West Roosevelt Road in Cicero and contains approximately 41,000 rentable square feet on approximately 6.4 acres of land. It is just west of downtown Chicago in a densely populated neighborhood, and approximately a half mile south of Interstate 290 and approximately three miles north of Interstate 55. National retailers across the street include McDonald's, Aldi Grocery Store, Shell Gas Station and Advance Auto Parts. Built in 1968, the single-story building was converted into storage in 2004 and includes surveillance cameras, individual locks, climate control, keypad entry, an office for onsite management and RV storage.

     "The facility has high physical occupancy and expansion capability. That's a strong combination to work with," said Wayne Johnson, senior vice president of acquisitions for SSTI. "The SmartStopSM Self Storage brand will be carried well here." The Chicago metro area is the third largest in the United States with a population of nine million in the nine-county region, and three million within the city limits. The overall Chicago self-storage market is under-supplied with demand exceeding supply by nearly 50%, according to the 2009 Self Storage Almanac.

SSTI currently owns three other properties in the Chicago market:

  1000 E. 95th Street in Chicago: 690 ground level units.
  2244 S. Western Avenue in Chicago: 590 ground level units.
  5701 W. Ogden Avenue in Cicero: 750 ground level units.

     Since the launch of SSTI two-and-a-half years ago, its portfolio of wholly-owned properties has expanded to include 40 properties in 15 states (Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Mississippi, Nevada, New Jersey, Pennsylvania, South Carolina, Tennessee, Texas and Virginia).

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace and one of five publicly registered self-storage REITs in the United States. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStopSM Self Storage throughout the country. Its portfolio includes approximately 27,500 self-storage units and 3.4 million rentable square feet of storage space. SSTI's sponsor is Strategic Capital Holdings LLC, which manages a growing portfolio of over 6.6 million square feet of commercial properties, including 5 million square feet of self-storage facilities, with a combined market value of over $704 million.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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